Exhibit 24.1
POWER OF ATTORNEY
Each of the undersigned directors and officers of DELUXE CORPORATION, a Minnesota corporation, hereby constitutes and appoints Lee Schram, Richard S. Greene and Terry D. Peterson their true and lawful attorneys-in-fact, and each of them, with full power to act without the other, to sign the Company’s annual report on Form 10-K for the year ended December 31, 2008, and any and all amendments to such report, and to file the same and any such amendment, with any exhibits, and any other documents required in connection with such filing, with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934.

Date

/s/ Lee Schram	2/18/2009

Lee Schram, Director and
Principal Executive Officer

/s/ Richard S. Greene	2/18/2009

Richard S. Greene, Principal Financial Officer

/s/ Terry D. Peterson	2/18/2009

Terry D. Peterson, Principal Accounting Officer

/s/ Ronald C. Baldwin	2/18/2009

Ronald C. Baldwin, Director

/s/ Charles A. Haggerty	2/18/2009

Charles A. Haggerty, Director

/s/ Isaiah Harris, Jr.	2/18/2009

Isaiah Harris, Jr., Director

/s/ Don J. McGrath	2/18/2009

Don J. McGrath, Director

/s/ Cheryl Mayberry McKissack	2/18/2009

Cheryl Mayberry McKissack, Director

/s/ Neil J. Metviner	2/18/2009

Neil J. Metviner, Director

/s/ Stephen P. Nachtsheim	2/18/2009

Stephen P. Nachtsheim, Director

/s/ Mary Ann O’Dwyer	2/18/2009

Mary Ann O’Dwyer, Director

/s/ Martyn R. Redgrave	2/18/2009

Martyn R. Redgrave, Director